             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The following unaudited pro forma consolidated financial statements reflect the acquisition of all of the outstanding shares of WilTel common stock not owned by Leucadia pursuant to the offer and merger.

    The execution of the Merger Agreement on August 21, 2003 created a measurement date for accounting purposes enabling Leucadia to determine the value of the Leucadia common shares to be issued. Leucadia averaged the closing prices of its common shares for the five-business day period commencing two days before and ending two days after the Merger Agreement was executed. That average, $37.90 per share, was used to calculate the aggregate value of the shares issued for purposes of the unaudited pro forma consolidated financial statements that follow, and will also be used to determine the actual cost of the acquisition.

Leucadia National Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2003
(In thousands)

Percentage of WilTel Acquired                                  100%

                                                                                            Pro Forma          Pro Forma As
                                                          Leucadia         WilTel          Adjustments           Adjusted
                                                          --------         ------          -----------           --------
Assets
Investments                                              $1,052,510              $0                $0           $1,052,510
Cash and cash equivalents                                   195,028         215,313            (2,000)(a)          408,341
Trade, notes and other receivables, net                     317,723         233,088                 0              550,811
Prepaids, other assets and deferred
  charges, net                                              289,493         114,378                 0              403,871
Property, plant, equipment and
  leasehold improvements, net                               221,053       1,252,852            88,399 (b)        1,562,304
Investments in associated companies, net                    695,486               0          (288,392)(c)          407,094
                                                         ----------      ----------         ---------           ----------
  Total                                                  $2,771,293      $1,815,631         ($201,993)          $4,384,931
                                                         ==========      ==========         =========           ==========

Liabilities
Customer banking deposits                                  $184,200              $0                $0             $184,200
Trade payables and expense accruals                         107,460         386,200                 0              493,660
Deferred income                                                   0         206,228                 0              206,228
Other liabilities                                            81,700         136,276                 0              217,976
Income taxes payable                                         24,899               0                 0               24,899
Deferred tax liability                                       98,473               0           (44,900)(d)           53,573
Debt, including current maturities                          613,573         507,004                 0            1,120,577
                                                         ----------      ----------         ---------           ----------
  Total liabilities                                       1,110,305       1,235,708           (44,900)           2,301,113
                                                         ----------      ----------         ---------           ----------

Commitments and contingencies
Minority interest                                            12,063                                 0               12,063
                                                         ----------      ----------         ---------           ----------
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust
  holding solely subordinated debt securities
  of the Company                                                                  0                 0
                                                         ----------      ----------         ---------           ----------

Shareholders' Equity
Common stock                                                 59,655             500              (500)(e)           70,812
                                                                                               11,157 (f)
Additional paid-in capital                                  201,318         749,500          (749,500)(e)          612,991
                                                                                              411,673 (f)
Accumulated other comprehensive income                      111,767                                 0 (e)          111,767
Retained earnings (Accumulated deficit)                   1,276,185        (170,077)          170,077 (e)        1,276,185
                                                         ----------      ----------         ---------           ----------
  Total shareholders' equity                              1,648,925         579,923          (157,093)           2,071,755
                                                         ----------      ----------         ---------           ----------
  Total                                                  $2,771,293      $1,815,631         ($201,993)          $4,384,931
                                                         ==========      ==========         =========           ==========

BV per share                                                  27.64           11.60                                  29.26
Equivalent pro forma                                                                                                 12.41

Leucadia National Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the nine months ended September 30, 2003
(In thousands, except per share amounts)

                                                                            Historical
                                                                      Leucadia       WilTel
                                                                    Nine Months    Nine Months
                                                                       Ended          Ended
                                                                   September 30,  September 30,  Pro Forma         Pro Forma
                                                                        2003          2003      Adjustments       As Adjusted
                                                                    ---------------------------------------       -----------
Revenues:
 Manufacturing                                                      $40,794                                          $40,794
 Wireless messaging revenues                                         45,509                                           45,509
 Finance                                                             44,673                                           44,673
 Telecommunications                                                                  $971,824                        971,824
 Investment and other income                                        114,561            59,946 (o)                    174,507
 Net securities gains (losses)                                          546                                              546
                                                                    ---------------------------------------        ---------
                                                                    246,083         1,031,770             0        1,277,853
                                                                    ---------------------------------------        ---------
Expenses:
 Manufacturing cost of sales                                         29,331                                           29,331
 Wireless messaging network operating expenses                       24,449                                           24,449
 Telecommunications cost of sales                                                     789,306                        789,306
 Depreciation and amortization                                       15,174           186,322         4,420 (i)      205,916
 Asset impairments and restructuring charges                                                                               0
 Reorganization items, net                                                                                                 0
 Interest                                                            26,188            31,070                         57,258
 Selling, general and other expenses                                144,898           136,454                        281,352
                                                                    ---------------------------------------        ---------
                                                                    240,040         1,143,152         4,420        1,387,612
                                                                    ---------------------------------------        ---------
 Income (loss) from continuing operations before income taxes, minority interest and equity in income (losses) of associated
  companies                                                           6,043          (111,382)       (4,420)        (109,759)
Income tax (benefit) provision                                       (9,689)               23         9,747 (l)           81
                                                                    ---------------------------------------        ---------
 Income (loss) from continuing operations before minority interest
  and equity in income (losses) of associated companies              15,732          (111,405)      (14,167)        (109,840)
Minority expense of trust preferred securities, net of taxes         (2,761)                         (1,487)(l)       (4,248)
Minority interest in loss of consolidated subsidiary                                    2,378             0            2,378
Equity in income (losses) of associated companies, net of taxes      42,942                          50,881 (l)      150,972
                                                                                                     57,149 (m)
                                                                    ---------------------------------------        ---------
Income (loss) from continuing operations                            $55,913         ($109,027)      $92,376          $39,262
                                                                    =======================================        =========
Basic loss per common share                                                                                            $0.55
Number of shares used in calculation                                 59,630                          11,156 (n)       70,786

Diluted loss per common share                                                                                          $0.55
Number of shares used in calculation                                 60,044                          11,156 (n)       71,200

Equivalent pro forma
  Basic loss per common share                                                                                          $0.24
  Diluted loss per common share                                                                                        $0.23

Leucadia National Corporation and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2002
(In thousands, except per share amounts)

                                                             Historical
                                                               WilTel        WilTel
                                                  Leucadia   Ten Months    Two Months
                                                 Year Ended     Ended        Ended
                                                December 31, October 31,  December 31,      Pro Forma          Pro Forma
                                                    2002        2002          2002         Adjustments        As Adjusted
                                                ------------------------------------------------------        -----------
Revenues:
 Manufacturing                                    $50,744                                                         $50,744
 Finance                                           87,812                                                          87,812
 Telecommunications                                         $1,000,007      $191,656           ($6,664)(g)      1,184,999
 Investment and other income                      140,315       19,756           445                              160,516
 Net securities gains (losses)                    (37,066)                                                        (37,066)
                                                 -----------------------------------------------------         ----------
                                                  241,805    1,019,763       192,101            (6,664)         1,447,005
                                                 -----------------------------------------------------         ----------

Expenses:
 Manufacturing cost of sales                       33,963                                                          33,963
 Telecommunications cost of sales                              862,405       171,605            (6,614)(h)      1,027,396
 Depreciation and amortization                     17,266      460,989        44,294          (231,853)(i)        290,696
 Asset impairments and restructuring charges                    28,483         8,572            (8,572)(h)         28,483
 Reorganization items, net                                  (2,066,032)                      2,156,330 (j)         90,298
 Interest                                          33,547      195,602         7,221          (136,481)(k)         99,889
 Selling, general and other expenses              198,554      218,621        22,257                              439,432
                                                 -----------------------------------------------------         ----------
                                                  283,330     (299,932)      253,949         1,772,810          2,010,157
                                                 -----------------------------------------------------         ----------

 Income (loss) from continuing operations
  before income taxes, minority interest and
  equity in income (losses) of associated
  companies                                       (41,525)   1,319,695       (61,848)       (1,779,474)          (563,152)
Income tax (benefit) provision                   (144,865)       1,030             3            25,837 (l)       (117,995)
                                                 -----------------------------------------------------         ----------
 Income (loss) from continuing operations
  before minority interest and equity in
  income (losses) of associated companies         103,340    1,318,665       (61,851)       (1,805,311)          (445,157)
Minority expense of trust preferred securities,
  net of taxes                                     (5,521)                                      (2,973)(l)         (8,494)
Minority interest in loss of consolidated
  subsidiary                                                    12,530           802                 0             13,332
Equity in income (losses) of associated
  companies, net of taxes                          54,712                                       36,700 (l)        104,812
                                                                                                13,400 (m)
                                                 -----------------------------------------------------         ----------
Income (loss) from continuing operations         $152,531   $1,331,195      ($61,049)      ($1,758,184)         ($335,507)
                                                 =====================================================         ==========

Basic earnings (loss) per common share              $2.74                                                          ($5.02)
Number of shares used in calculation               55,667                                       11,156 (n)         66,823

Diluted earnings (loss) per common share            $2.72                                                          ($5.02)
Number of shares used in calculation               56,016                                       10,807 (n)         66,823

Equivalent pro forma
  Basic loss per common share                                                                                       (2.13)
  Diluted loss per common share                                                                                     (2.13)


         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The unaudited pro forma consolidated balance sheet as of September 30, 2003 assumes that all of the shares of WilTel common stock not owned by Leucadia are acquired and reflects the adjustments necessary to record the acquisition as though it had occurred on September 30, 2003. The aggregate purchase price of $424,800,000 for the shares of WilTel common stock not already owned by Leucadia consists of $422,800,000 of Leucadia common shares and estimated cash expenses of $2,000,000, as described in the notes below.

    The unaudited pro forma consolidated statement of operations for the year ended December 31, 2002 and the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2003 have been prepared assuming the acquisition of WilTel common stock occurred on January 1, 2002 and reflect the effects of certain adjustments to the historical consolidated financial statements that result from the acquisition of WilTel common stock. WilTel emerged from bankruptcy in October 2002 and adopted the provisions of fresh start accounting on October 31, 2002. WilTel's emergence from bankruptcy resulted in a new reporting entity for accounting purposes and, as such, its financial results for periods before and after its emergence are presented separately.

    At acquisition, under generally accepted accounting principles, Leucadia is required to allocate the purchase price to specific tangible and intangible assets and liabilities based upon their relative fair values. Leucadia will employ independent appraisals and other techniques to determine these fair values. For purposes of the pro forma balance sheet, Leucadia principally utilized the independent appraisals, market quotes, discounted cash flow techniques and comparable sales information utilized by WilTel to prepare their fresh start balance sheet upon emergence from bankruptcy as of October 31, 2002. Leucadia reviewed this information in light of the passage of time since its preparation and the changes in the telecommunications industry to determine whether the information was still in a range of reasonable estimates of fair values for use in the pro forma balance sheet, and concluded that it was. At acquisition, the determination of the actual relative fair values may result in a different allocation than was assumed for the pro forma financial statements. Any such differences are expected to result in an increase or decrease to property, plant and equipment and deferred income, could also result in a different weighted average life used for depreciation and amortization purposes and, as a result, could either increase or decrease the annual amount of actual depreciation and amortization recorded. Accordingly, except for the effects of the pro forma adjustments to property, plant and equipment, the September 30, 2003 historical WilTel balances were assumed to be reasonable estimates of fair values for purposes of the allocation of the purchase price in the pro forma balance sheet.

    The 'Pro Forma Adjustments' column combines the accounting effects of Leucadia's actual purchases in 2002 with the pro forma accounting effect of the offer to purchase the remaining shares. The principal accounting differences between the actual 2002 purchases and the pro forma 2003 purchase are the amount of excess purchase price over WilTel's historical book value of assets acquired for each transaction, and the related depreciation and amortization expenses reflected, on a pro forma basis, for each transaction. As of September 30, 2003, the amount of the excess was $13,508,000 for the 2002 purchases and $74,891,000, on a pro forma basis, for the 2003 offer to acquire the remaining shares. Each of these amounts is assumed to be amortized as depreciation and amortization expense over an average life of 15 years. In addition, the 2003 offer to purchase the remaining shares will allow Leucadia to recognize WilTel's deferred tax assets in an amount equal to Leucadia's deferred tax liability.

    The following notes pertain to the unaudited pro forma consolidated financial statements:

     (a) Represents estimated expenses incurred in connection with the acquisition of WilTel common stock in the offer.

     (b) Represents the preliminary adjustment to fair value of the assets acquired. The excess of the amount paid to acquire WilTel common stock in the offer over the historical carrying amounts of net assets acquired is assumed allocated to property, plant and equipment.

     (c) Represents the elimination of the carrying amount of Leucadia's 47.4% interest in WilTel prior to the acquisition.

     (d) Represents the recognition of net deferred tax assets of WilTel in an amount equal to Leucadia's deferred tax liabilities. Additional deferred tax assets have not been recognized as they are not deemed more likely than not to be realizable.

     (e) Represents the elimination of the historical stockholders' equity of WilTel.

     (f) Reflects the issuance of 11,156,460 Leucadia common shares, based on a valuation of $37.90 per share, the average of the closing share prices for the five business day period commencing two days before and ending two days after the Merger Agreement was executed.

     (g) Represents an adjustment to the historical amortization of WilTel's deferred revenue as a result of the adjustment to the carrying amount of deferred revenue to reflect its fair value as of the date of acquisition.

     (h) The adjustment to reduce telecommunications cost of sales by $6,614,000 results from the recognition of a liability for the fair value of unfavorable contracts as of the date of the acquisition assumed in the pro forma financial statements. Cost of sales has been reduced for actual amounts expensed for these contracts during the ten month period ended October 31, 2002; no other amounts were expensed for these contracts for any other period presented. The adjustment to reduce asset impairments and restructuring charges by $8,572,000 substantially reflects the reversal of severance expense recorded by WilTel, which was recognized by Leucadia as a liability in its allocation of the purchase price to the fair value of the acquired liabilities.

     (i) For both periods presented, represents an increase to depreciation expense ($4,420,000 for 2003 and $6,000,000 for 2002) related to the adjustment to fair value of property, plant and equipment at June 30, 2003, which fair value adjustment is assumed amortized over an average life of 15 years. Property, plant and equipment primarily consists of network equipment (fiber, optronics and capacity IRUs) with depreciable lives of 3-20 years, rights-of-way with depreciable lives of 20 years, buildings and leasehold improvements with depreciable lives of 10-30 years, computer equipment and software with depreciable lives of 2-3 years, general office furniture and fixtures of 5-8 years, and construction in progress. Depreciation expense is computed using the straight-line method.

         The 2002 period also includes a reduction of $231,853,000 to WilTel's historical depreciation expense, as the historical carrying amount of WilTel's property, plant and equipment as of January 1, 2002 is nearly $3 billion more than the preliminary amount allocated to property, plant and equipment assumed in the pro forma financial statements. Accordingly, depreciation expense was substantially reduced on a pro forma basis since the actual depreciation expense recorded on a much larger asset would not have been recorded on a pro forma basis.

     (j) Represents the reversal of the gain recognized upon the discharge of WilTel's indebtedness in bankruptcy ($4.3 billion) and the reversal of the net charge recognized upon WilTel's application of fresh start accounting adjustments to the historical carrying amounts of its asset and liabilities ($2.1 billion).

     (k) Represents the reversal of historical interest expense related to all debt that was converted to equity under WilTel's bankruptcy plan.

     (l) Represents the reversal of Leucadia's historical federal income tax provision as losses generated by WilTel exceed Leucadia's historical income. Leucadia did not record in its historical financial statements a deferred tax benefit for its share of WilTel's losses, as its ability to utilize these unrealized capital losses to reduce taxes due on capital gains in the future was uncertain. Therefore, no amount of adjustment (l) relates to Leucadia's share of WilTel's losses. The 'Pro Forma As Adjusted' amounts for the line item 'income tax (benefit) provision' for all periods includes amounts for state income and franchise taxes and, for the 2002 period, a reversal of Leucadia tax reserves as a result of the resolution of certain federal income tax contingencies unrelated to the WilTel acquisition.

     (m) Represents the reversal of Leucadia's recognition of its share of WilTel's losses under the equity method of accounting as a result of the pro forma consolidation.

     (n) For basic and diluted earnings (loss) per common share, represents the number of shares issued in connection with the acquisition of WilTel common stock pursuant to the offer. In addition, for the year ended December 31, 2002, the pro forma adjustment for diluted earnings (loss) per common share includes a reduction of approximately 349,000 shares issuable pursuant to outstanding Leucadia options, that are included in the historical calculation but not in the pro forma calculation as the result is antidilutive.

     (o) For the nine months ended September 30, 2003, WilTel's other income includes non-operating and non-recurring gains of $54,400,000. Such gains are attributable to a gain on the sale of a subsidiary ($21,100,000) and gains resulting from the termination of various agreements that released WilTel from previously accrued obligations.